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_______________________________________________________________________________


                               ASSET PURCHASE AGREEMENT

                                     by and among

            HOMESTEAD WEST INC. and AMAGRIL, INC. (collectively "SELLER")

                                         and

                      MAVERICK RESTAURANT CORPORATION ("BUYER")

                                         and

                                      ALAN BUNDY
                                   ("STOCKHOLDER")


                                 Dated June 14, 1996


_______________________________________________________________________________

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                               ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 14th day of June, 1996 by and among Homestead West, Inc., a Kansas corporation and Amagril, Inc., a Kansas corporation (hereinafter referred to as "Seller"), Alan Bundy, the majority stockholder of Seller (hereinafter referred to as "Stockholder") and Maverick Restaurant Corporation, a Kansas corporation (hereinafter referred to as "Buyer").

WITNESSETH

WHEREAS, Seller is in the business of operating four (4) "Amarillo Grill" restaurants in the cities of Wichita, Hutchinson and Overland Park, Kansas (the "Business"); and

WHEREAS, Seller desires to transfer to Buyer the Business and all of its properties and assets related to such Business, and Buyer desires to acquire such Business, properties and assets, all upon the terms and conditions set forth herein; and

WHEREAS, in conjunction with the acquisition by Buyer of the Business, the parties desire that various of the parties and their affiliates enter into certain agreements, including but not limited to a Non-Competition Agreement, all as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE ONE
                   PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1 ASSETS. Subject to the terms and conditions hereof and subject to the representations and warranties made herein, on the Closing Date, as hereafter defined, Seller shall sell, assign, transfer, grant, bargain, deliver and convey to Buyer the entire right, title and interest in and to the Business, as a going concern, and all assets used by Seller or Stockholder in or arising out of the Business, including, without limiting the generality of the foregoing, all of the following assets, free and clear of any lien, security interest, encumbrance, claim, charge or restriction:

    (a)  All of Seller's inventory and supplies;

    (b) All of Seller's furniture, fixtures, smallwares, equipment and signs listed on Schedule 1.1(b) hereto;


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    (c)  All of Seller's office furniture, office supplies and office equipment, including without limitation the office furniture, office supplies and office equipment listed on Schedule 1.1(c) hereto;

    (d) All of Seller's right, title and interest in and to the real estate listed on Schedule 1.1(d) hereto;

    (e)  All of Seller's prepaid expenses and deposits;

    (f) Seller's telephone numbers, trademark "Amarillo Grill" (including the goodwill represented thereby), trade secrets, business records and files, specifications, drawings, recipes, advertising and promotional tapes, and prototypes and tangible items, including the goodwill of the Business as a going concern;

    (g) All of Seller's rights under all contracts, leases, licenses and other agreements relating to the Business including those set forth on Schedule 1.1(g) hereto; and

    (h) All other property and assets of Seller of every kind and description whether personal, real or mixed or tangible or intangible;

wherever located and whether or not reflected on its balance sheet (hereinafter collectively called the "Assets").

1.2 LIABILITIES NOT ASSUMED. Except with respect to those liabilities and obligations assumed for the contracts, leases, licenses and real property leases listed on Schedule 1.1 (g) and those liabilities accruing after the Closing, Buyer will not assume, and Seller will retain and be responsible for, all liabilities or obligations of Seller. Seller shall indemnify Buyer against any and all such liabilities as provided in ARTICLE NINE.

                                     ARTICLE TWO
                                       CLOSING

The closing of this transaction (the "Closing") shall take place at 10:00 A.M. on June 17, 1996 (the "Closing Date"), at Buyer's office or at such other time and place as the parties shall mutually agree upon.

                                    ARTICLE THREE
                                    PURCHASE PRICE

3.1 PURCHASE PRICE AND PAYMENT. At the Closing, Buyer shall pay to Seller for the Business and the Assets (i) the amount of One Million Five Hundred Thousand Dollars ($1,500,000), and (ii) one million (1,000,000) shares of Buyer's common stock, $0.01 par value (the "Stock"). Seller acknowledges that the Stock will not have

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been registered under the Securities Act of 1933 and therefore cannot be resold, pledged, assigned or otherwise disposed of for a period of at least two (2) years, and then only in accordance with Rule 144 promulgated pursuant to such Act. Rule 144 requires, among other things, that the amount of restricted stock sold during any three (3) month period cannot exceed an amount equal to one percent (1%) of the number of shares of common stock outstanding on the date of such sale. A restrictive legend preventing transfer of the Stock shall be placed on the stock certificates. In the event Buyer otherwise registers a portion of its common stock with the Securities and Exchange Commission for sale to the public, and in the event the managing underwriter of the proposed stock offering allows shares to be sold by current restricted stockholders ("Selling Stockholders"), Buyer shall include in such registration statement a portion of the Stock received by Seller pursuant to this Agreement to be determined as follows. If the managing underwriter of the proposed stock offering limits the amount of common stock which can be sold by Selling Stockholders, Seller or its stockholders shall be allowed to sell an amount of Stock which is equal to its "ownership percentage" multiplied by the total number of shares which the managing underwriter determines can be sold by Selling Stockholders. For purposes of this paragraph, "ownership percentage" shall be determined by dividing the number of shares of Stock owned by Seller or its stockholders by the total number of shares owned by Selling Stockholders who participate in the proposed offering.

3.2 PRORATION OF TAXES. Seller warrants that neither the Assets nor the Business are nor will prior to the Closing Date be subject to or liable for any special assessments or similar type of impositions. Seller shall be responsible for and agrees to pay when due all sales and use taxes arising out of the transactions contemplated hereunder. All other taxes against or in respect of the Assets or the Business for the taxable period which includes the Closing Date shall be prorated between Buyer and Seller as of the Closing Date. In the event the amount of such taxes or assessments cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year and to the extent that such proration may be inaccurate Seller and Buyer agree to make such payment to the other after the tax statements have been received which are necessary to allocate such taxes properly between Seller and Buyer as of the Closing Date. Buyer agrees to pay such taxes and assessments when due and Seller's prorated portion thereof shall be paid by Seller to Buyer upon Buyer's request therefor.

3.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree to report and allocate the purchase price for income tax purposes in the manner provided on
Schedule 3.3 hereto.

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                                     ARTICLE FOUR
               REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

Seller and Stockholder hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Buyer and each of which shall survive the Closing and the transactions contemplated hereby:

4.1 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement by Seller and Stockholder and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary actions and proceedings prior to the Closing, and this Agreement is, and any documents or instruments to be executed and delivered by Seller or Stockholder pursuant hereto will be, legal, valid and binding obligations of Seller and Stockholder enforceable in accordance with their terms.

4.2 ORGANIZATION AND STANDING. Seller consists of two (2) corporations which are duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted.
Seller has complete and unrestricted power and authority to sell, assign, transfer, convey and deliver all the Assets and the Business to be sold to Buyer under this Agreement, and at Closing, the Assets will be free and clear of any liens, claims or encumbrances. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval or the giving of notice to, registration, filing or recording with or the taking of any other action by Seller or Stockholder in respect of any federal, state or local governmental authority or any third party except for the granting of new liquor licenses which Buyer shall obtain.

4.3 FINANCIAL STATEMENTS. The unaudited balance sheets of Seller as of December 31, 1995, the statements of profit and loss and source and application of funds for the fiscal year then ended and the related notes, if any, all of which have previously been delivered to Buyer, present fairly the financial condition of Seller as of their respective dates and the results of its operations for the respective period then ended and have been prepared consistently applied throughout the respective periods. Seller has no material liabilities, absolute or contingent, which are not shown or provided for on the unaudited balance sheet of Seller as of December 31, 1995.

4.4 ABSENCE OF CERTAIN EVENTS. Since December 31, 1995, the Business has been operated only in the ordinary and normal course of business and there has not been:


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    (a)  Any sale of any of Seller's assets or properties or any cancellation of any debts to or claims of Seller, other than in the ordinary course of business;

    (b) Any damage or destruction, whether covered by insurance or not, materially and adversely affecting the Assets or properties of Seller;

    (c)  Any labor trouble, strike, work stoppage or comparable event;

    (d) Any increase in the fixed compensation payable to or to become payable by Seller to any of its officers, employees or agents, or in any insurance, pension or other beneficial plan, payment or arrangement made to, for or with any of such officers, employees or agents or any bonus or commission paid or commitment made to pay any bonus or commission to any officer, key employee or agent of Seller;

    (e)  Any transaction by Seller not in the ordinary course of business;

    (f) Any material adverse change in Seller's financial condition, assets, liabilities, prospects or business;

    (g)  Any payment of stockholder liabilities; or

    (h) To the best of Seller's and Stockholder's knowledge, any other event or occurrence pertaining specifically to Seller, the Assets or the Business which will or could materially and adversely affect Seller's financial condition, assets, liabilities, prospects or business.

4.5 TITLE TO AND CONDITION OF PROPERTIES.

    (a) Except as set forth in Schedule 4.5, Seller has, and at the Closing will transfer to Buyer, good and marketable title to the Business and all of the Assets free and clear of all mortgages, liens, pledges, charges, tax liens, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability.

    (b) All of the Assets are in good operating condition and repair free from any defects (except such minor defects as do not materially interfere with the continued use thereof in the conduct of normal operations).

    (c) All inventory of Seller to be purchased pursuant to Section 1.1(a) above consists of a quality and quantity usable in the ordinary course of the Business.


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4.6 CONTRACTS AND COMMITMENTS.

    (a) Except as identified in Schedule 4.6(a), Seller has no existing contracts with directors, officers, employees, shareholders, agents, consultants, distributors, sales representatives or dealers that are not cancelable by Seller on notice of not longer than thirty (30) days and without liability, penalty or premium.

    (b) Seller has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

    (c) Seller has no collective bargaining or employment agreements, nor any agreements that contain any severance or termination pay liabilities or obligations, nor any bonus, vacation, deferred compensation, stock purchase, stock option, profit-sharing, pension, retirement or other employee benefit plans. Schedule 4.6(c) sets forth the names, titles, present annual salary rates and bonus compensation of all management that as of the date of this Agreement are employed by Seller.

    (d) Neither Seller nor Stockholder has made any other contract or agreement or granted any option to sell or otherwise transfer the Assets or the Business.

    (e) Schedule 1.1(g) attached hereto is a list of all contracts, leases, licenses, commitments and other agreements relating to the Assets and the operation of the Business (collectively the "Contracts"). A correct and complete copy of each of such Contracts which is written has been or will be provided to Buyer upon Buyer's request. Each of such Contracts, is in full force and effect and constitutes the legal, valid and binding obligations of all of the parties thereto. Seller is not in default and has not received or given any notice of default and to Seller's and Stockholder's knowledge no other party thereto is in default under any of the Contracts or other agreement or under any other obligation relating to the Assets or the Business. Each of the leases of real property identified on Schedule 1.1(g) is fully assignable to Buyer as contemplated in this Agreement without additional cost or penalty.

4.7 NO LITIGATION OR ADVERSE EVENTS. Except as set forth in Schedule 4.7, no suit, action or legal, administrative, arbitration or other proceeding, or, to the best of Seller's and Stockholder's knowledge, no investigation by any governmental agency, pertaining to the Assets or the Business or any change in the zoning or building ordinances affecting the properties or leasehold interests of Seller, is pending or, to the best of Seller's and Stockholder's knowledge, has been threatened against Seller or Stockholder which

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could adversely affect the financial condition or prospects of the Business or any of the Assets.

4.8 INSURANCE. Schedule 4.8 lists all policies of insurance relating to the Assets in effect as of the date hereof. All the policies of insurance so described are in full force and effect and the premiums therefor have been paid currently.

4.9 INTANGIBLE PROPERTIES.

    (a) None of the Assets are subject to any patent or patent application, copyright or copyright application, trademark or trademark application, or similar evidence of ownership or the right to the use thereof by any third party.

    (b) Seller, to its knowledge, has not infringed any patent or patent application, copyright or copyright application, trademark or trademark application or trade name or other proprietary or intellectual property right of any other person or received any notice of a claim of such infringement.

    (c) Attached hereto as Schedule 4.9 is a true and accurate list of all patents, copyrights, trademarks, trade names and service marks, both foreign and domestic, owned, possessed or used by Seller. Seller owns the entire right, title and interest therein and each thereof is in full force and effect.

    (d) Seller has, and is transferring to Buyer hereunder, the rights to use all data and information (including without limitation confidential information, trade secrets and know how) necessary to permit the conduct of Buyer from and after the Closing Date of the Business as it is and has been normally conducted.

Assets nor the Business are nor will at the Closing Date be subject to or liable for any special assessments or similar type of impositions.

4.10 NO VIOLATION. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default or give rise to a right of termination, cancellation or acceleration under any provision of (a) Seller's Articles of Incorporation and Bylaws; (b) any judgment, decree or order or any material agreement, contract, understanding, indenture or other instrument to which Seller or Stockholder is a party; or (c) any statute, rule or governmental regulation applicable to Seller or Stockholder; in each case where such violation, conflict, default, right of termination, cancellation or acceleration would have a material adverse affect on Buyer's ability to consummate the transactions contemplated by this Agreement.

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4.11 TAX MATTERS.

    (a) Seller has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed.

    (b) All federal, state, local, and foreign taxes whether or not yet due have been fully paid or adequately provided for.

    (c) Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

    (d) Except as set forth on Schedule 4.11(e), neither the Assets nor the Business are nor will at the Closing Date be subject to or liable for any special assessments or similar type of impositions.

4.12 ENVIRONMENTAL MATTERS.

    (a) To the best of Seller's knowledge, the operations of the Business comply with all applicable environmental and health and safety laws, regulations, ordinances and requirements.

    (b) Except as set forth in Schedule 4.12 and to the best of Seller's knowledge, Seller has obtained all environmental, health and safety permits, licenses, authorizations or other entitlement necessary for its operations, the lack of which could materially, adversely affect the business, operations, properties, assets, liabilities, working capital, prospects or condition (financial or otherwise) of the Business, and all such permits, licenses, authorizations or other entitlement are in good standing and the Business is in compliance with all material terms and conditions of such permits.

    (c) Except as set forth in Schedule 4.12 and to the best of Seller's knowledge, neither Seller nor Stockholder is aware of, nor has made or filed, any report or notice reporting a release, spill, emission, leaking, disposal, discharge, leaching or migration into the indoor or outdoor environment of a waste, pollutant, hazardous substance, toxic substance, hazardous waste, extremely hazardous waste, restricted waste, special waste, asbestos or any substance or waste the presence of which will require remedial action.

4.13 COMPLIANCE WITH LAWS. The Seller has complied with all applicable laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges (including those relating to public health and safety and the environment) of federal, state, and local governments and all agencies thereof. To its knowledge, no environmental conditions exist with respect to any real property leased to Seller or any of the improvements

                                         -8-

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thereon which now, or with the passage of time will, impose liability upon
Buyer, or Seller to remediate, remove, abate or otherwise clean-up under applicable environmental laws or the terms of the leases pursuant to which Seller occupies such property.

4.14 LICENSES AND PERMITS. Seller has all permits, licenses, registrations and other authorizations necessary or required for conduct of the Business as and where it is now conducted. As of the Closing, Buyer will have obtained either transfer of the current liquor licenses for each of the restaurant facilities or new liquor licenses.

4.15 NECESSARY AND REQUIRED ASSETS. The Assets constitute all of the assets and properties necessary or required for the conduct of the Business after Closing in the manner and to the extent it is now being conducted. No asset or property used in the conduct of the Business is owned by Stockholder or any person related by blood, adoption or marriage to him.

4.16 REAL PROPERTY.  Seller owns no real property.

4.17 DISCLOSURE. No representation or warranty of Seller or Stockholder in this Agreement or any other document delivered pursuant hereto or any statement, document, certificate or exhibit furnished or to be furnished by Seller and/or Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein not misleading.

                                     ARTICLE FIVE
                       REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer does hereby make the following representations and warranties to Seller, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation heretofore or hereafter made by Seller and each of which shall survive the Closing and the transactions contemplated hereby:

5.1 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary actions and proceedings prior to the Closing, and this Agreement is, and any documents or instruments to be executed and delivered by Buyer pursuant hereto will be, legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

5.2 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and


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authority to own its property and operate its business as and where it is now being conducted. Buyer has complete and unrestricted power and authority to purchase the Assets and the Business to be sold to Buyer under this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval or the giving of notice to, registration, filing or recording with or the taking of any other action by Buyer in respect of any federal, state or local governmental authority or any third party.

5.3 NO VIOLATION. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default or give rise to a right of termination, cancellation or acceleration under any provision of (a) Buyer's Articles of Incorporation and Bylaws; (b) any judgment, decree or order or any material agreement, contract, understanding, indenture or other instrument to which Buyer is a party; or (c) any statute, rule or governmental regulation applicable to Buyer; in each case where such violation, conflict, default, right of termination, cancellation or acceleration would have a material adverse affect on Buyer's ability to consummate the transactions contemplated by this Agreement.

                                     ARTICLE SIX
                     CONDUCT OF SELLER'S BUSINESS PENDING CLOSING

From and after the date hereof and until the Closing Date:

6.1 FULL ACCESS. Buyer and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of Seller, and Seller shall furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of Seller as Buyer may reasonably request.

6.2 CONDUCT OF BUSINESS. Except as otherwise expressly contemplated by this Agreement or as Buyer may otherwise consent in writing from time to time, Seller will carry on the Business only in the ordinary course, in substantial compliance with all applicable laws, and in a manner consistent with past practices, and will not enter into any extraordinary transactions affecting any Asset or the operations, business, or financial condition of the Business. Without limiting the foregoing, Seller will not, without the prior, written consent of Buyer, with respect to the Business or Assets:

    (a) mortgage, pledge, or subject to any lien, charge, or encumbrance any Asset;

    (b) sell, transfer, or otherwise dispose of any material Asset, other than inventory or supplies in the ordinary course of business;


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    (c)  incur any obligation or liability (fixed or contingent) except unsecured current obligations or liabilities incurred in the ordinary course of business, amend the terms of or extend the time for payment of any existing indebtedness, or guarantee or agree to guarantee the obligations of any person;

    (d) fail to pay or discharge any current liability when it becomes due and payable;

    (e) enter into or increase the compensation payable or to become payable under any employment, pension, deferred compensation, bonus, retirement, vacation, disability, death benefit, hospitalization, insurance, severance, or other employee contract, incentive or welfare plan, arrangement, or understanding (whether or not legally binding), with or to any employee, other than routine pay increases in the ordinary course of business or as required by minimum wage laws;

    (f)  enter into or terminate any lease of real or personal property;

    (g) enter into any new contract involving payment or receipt of an amount exceeding $5,000, or not terminable at will or on not more than 31 days' notice without penalty; and

    (h) enter into any other transaction or take any other action which would be inconsistent with the representations and warranties set forth in ARTICLE FOUR of this Agreement.

6.3 PRESERVATION OF ORGANIZATION. Seller shall use its best efforts to preserve Seller's Business, to keep available to Buyer the present employees of Seller and to preserve for Buyer the present relationships of Seller with its suppliers, distributors and customers and others having business relations with it.

6.4 USE OF PROPERTY. All tangible property of Seller will be used, operated, maintained and repaired in a careful and efficient manner.

6.5 NO DEFAULT. Seller shall not act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation.

6.6 INSURANCE. Seller shall maintain in full force and effect all of its insurance presently in effect including flood insurance, if applicable.

6.7 CONSENTS. Seller will use its best efforts to obtain, to the extent necessary, all appropriate approvals and consents in writing to the transactions contemplated by this Agreement and such amendments, assignments, or modifications of such documents as may be required in order that the Closing will not result in any


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violations of or defaults with respect to any applicable laws or any permits, licenses, agreements, leases, contracts, commitments, claims, instruments, or other rights or arrangements to which Seller is a party or its properties or assets are bound.

6.8 NOTICE OF DEVELOPMENTS. Seller will promptly notify Buyer of any material problems or developments with respect to the Business or the Assets, and of any order or decree or any filed complaint against Seller praying for any order or decree restraining or enjoining the consummation of this Agreement or the contemplated transactions, or any notice from any court or governmental agency, board, or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement.

                                    ARTICLE SEVEN
                     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Buyer:

7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Seller and Stockholder in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and Buyer shall receive a certificate from an executive officer of Seller to that effect.

7.2 COMPLIANCE WITH AGREEMENT. Seller and Stockholder shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and Buyer shall receive a certificate from an executive officer of Seller to that effect.

7.3 CORPORATE DOCUMENTS AND RESOLUTIONS. Seller shall have delivered or caused to be delivered to Buyer (i) resolutions of Seller's stockholders approving the sale of the Assets and the Business contemplated hereby and resolutions of the Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and authorizing the acts of its officers and employees in carrying out the terms and provisions hereof, and (ii) certificates from the proper state officials evidencing the good standing of Seller in its state of incorporation and all other states wherein Seller is qualified to do business.

7.4 CONFIDENTIALITY AND NONCOMPETE AGREEMENT. Stockholder shall have executed and delivered to Buyer a Confidentiality and Noncompete Agreement in the form attached hereto as Exhibit A.


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7.5 INSTRUMENTS OF TRANSFER.  Seller shall have delivered or cause to be delivered to Buyer a bill of sale substantially in the form of the bill of sale attached hereto as Exhibit B and such other assignments and other instruments of transfer and conveyance, as Buyer shall deem to be necessary or desirable to vest in Buyer all right, title and interest in and to the Assets and the Business.

7.6 NO MATERIAL CHANGE. The Assets and the Business shall not be adversely affected or threatened to be affected in any way as a result of fire, explosion, earthquake, disaster, accident, any action or threatened action by the United States or any other governmental authority, flood, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy, and Buyer shall receive a certificate from an executive officer of Seller to that effect.

7.7 REVIEW OF ASSETS AND RECORDS. Buyer shall have the option to review or cause its representatives to review Seller's records and Assets, and in the event Buyer exercises such option, Buyer shall be satisfied that such review indicates that the financial statements of Seller which have been delivered to Buyer accurately reflect the past results and the current financial condition of Seller's business to be acquired hereby.

7.8 OPINION OF COUNSEL FOR SELLER. Buyer shall have received an opinion of counsel in substantially the form attached as Exhibit C.

7.9 ASSIGNMENT OF CONTRACTS. Seller shall have delivered to Buyer (i) a valid assignment, of all of Seller's right, title and interest in and to the contracts and leases listed on Schedule 1.1(g) hereto, (ii) consents to such assignment by all other parties to such contracts and leases if such consents are required by the terms thereof, and (iii) the written statement of said other parties to said contracts that as of the Closing Date, to said persons knowledge, no defaults or events of default have occurred and are continuing under any of said contracts.

7.10 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement and all appropriate documents incident thereto shall be satisfactory in form and substance to Buyer's counsel; and Seller shall have made available to Buyer for examination the originals or true and correct copies of all records and documents which Buyer may reasonably request in connection with the transactions contemplated hereby.

7.11 NO LITIGATION. No action or proceeding shall be pending or threatened at any time prior to or at Closing before or by any court or governmental body asking to restrain or enjoin the performance of the transaction contemplated herein.

                                    ARTICLE EIGHT
                     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Seller:

8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

8.2 CORPORATE DOCUMENTS AND RESOLUTIONS. Buyer shall have delivered or caused to be delivered to Seller (i) resolutions of the Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement and authorizing the acts of its officers and employees in carrying out the terms and provisions hereof, and (ii) certificates from the proper state officials evidencing the good standing of Buyer in its state of incorporation and all other states wherein Buyer is qualified to do business.

8.3 COMPLIANCE WITH AGREEMENT. Buyer shall have performed and complied with all its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

8.4 GRANT OF STOCK OPTIONS. Buyer shall have prepared stock option agreements granting to certain employees of Seller the aggregate amount of three hundred fifty thousand (350,000) shares of Buyer's common stock. Seller shall designate the amount and name of such employees to receive options, and deliver this information to Buyer prior to the Closing Date. The terms and conditions of the stock options granted shall be governed by the provisions of Buyer's 1994 Incentive Stock Option Plan.

8.5 OPINION OF COUNSEL. Seller shall have received an opinion dated the Closing Date from Buyer's counsel substantially in the form of Exhibit D.

8.6 EMPLOYMENT OF STOCKHOLDER. Commencing on the Closing Date, Stockholder shall be employed by Buyer as Executive Vice President and shall be elected to the Board of Directors of Buyer. Stockholder shall receive such salary and benefits as the parties hereto mutually agree.

8.7 OPTION TO PURCHASE. Buyer shall have executed and delivered to Seller the Option Purchase Agreement in the form attached hereto as Exhibit E.

8.8 NO LITIGATION. No action or proceeding shall be pending or threatened at any time prior to or at Closing before or by any court or governmental body asking to restrain or enjoin the performance of the transaction contemplated herein.

                                     ARTICLE NINE
                                   INDEMNIFICATION

9.1 INDEMNIFICATION. Seller agrees to defend, indemnify and hold harmless Buyer and its officers, directors, employees, agents, representatives, successors and assigns from, against and in respect of any and all loss, liability and expense resulting from:

    (a) All liabilities of Seller of every kind and nature, without limitation, known or unknown, contingent or otherwise;

    (b) Any and all loss, damage or deficiency resulting from any material misrepresentation or breach of warranty or nonfulfillment of any obligation by Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement; and

    (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including legal expenses) incident to any of the foregoing provisions.

Without limiting the generality of the foregoing, Seller agrees that it will continue to defend at its expense actions brought against it which are based on dealings prior to the Closing Date with distributors, suppliers and other parties, and Buyer agrees to cooperate fully with Seller in such matters by providing access to files and other information accessible to Buyer and helpful to Seller in defense of such claims.

9.2 CLAIMS. Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, Buyer, on not less than thirty (30) days' notice to Seller or Stockholder, may make settlement of such claim and such settlement shall be binding on Buyer, Seller and Stockholder for the purposes of this subsection; provided, however, that if within said thirty (30) day period Seller or Stockholder shall have requested Buyer to contest any such claim at the expense of Seller and Stockholder, Buyer will promptly comply and Seller or Stockholder shall have the right to direct the defense of such claim or any litigation based thereon at its or their own expense through counsel of its or their own choosing, provided that to the satisfaction of Buyer, Seller and Stockholder shall indemnify and secure Buyer against such contested claims and for the expenses of contesting and defending the claims.

9.3 COSTS. If any legal action or other proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                                     ARTICLE TEN
                         COVENANTS OF SELLER AND STOCKHOLDER

10.1 FURTHER ASSURANCES.  Seller and Stockholder agree as follows:

    (a) Seller and Stockholder will use their best efforts (i) to obtain any consents by any third party or government authority or agency required or deemed desirable by Buyer in connection with the consummation of the transactions contemplated by this Agreement, (ii) to fulfill or cause to be fulfilled each of the conditions precedent to Buyer's obligations set forth in ARTICLE SEVEN hereof on or prior to the Closing and (iii) to perform each of the acts and things required to be performed by it hereunder at or prior to the Closing; and

    (b) Seller shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as Buyer may require to remedy any misrepresentation or any breach of warranty made by Seller herein and to more effectively carry out the transfer of the Assets and the Business and the consummation of the matters contemplated by this Agreement.

10.2 CONFIDENTIAL INFORMATION. Seller and Stockholder each agree not to communicate, divulge or use for the benefit of any person, firm, partnership or corporation any of the trade secrets, recipes, business methods, business records and files, customer lists, promotional materials, product specifications, drawings and prototype, price lists, instruction manuals, reports, or any other confidential or proprietary information of any type or description being acquired by Buyer pursuant to this Agreement.

                                    ARTICLE ELEVEN
                             TERMINATION AND ABANDONMENT

11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated on or prior to the Closing Date as provided below:

    (a)  by mutual consent of all parties hereto;

    (b) by Buyer giving written notice to Seller and Stockholder on the sooner of the Closing Date or on or before the fifteenth (15th) day following the date of this Agreement if

    Buyer is not reasonably satisfied with the results of its continuing business, legal and accounting due diligence regarding the Business and Assets;

    (c) by Buyer in the event any of the conditions of closing set forth in ARTICLE SEVEN have not been met on the Closing Date; or

    (d) by Seller in the event any of the conditions of closing set forth in ARTICLE EIGHT have not been met on the Closing Date.

11.2 EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without liability of any party to any other part (except for any liability of any party then in breach).

                                    ARTICLE TWELVE
                                      ASSIGNMENT

This Agreement shall not be assigned by any party without the prior written consent of each of the other parties and any attempted assignment without such written consent shall be null and void and without legal effect.

                                   ARTICLE THIRTEEN
                             WAIVER OF FURTHER WARRANTIES

Except as otherwise provided in Section 4.5, the Closing of the transactions contemplated by the parties hereto and the acceptance by Buyer of Seller's transfer documents as provided by this Agreement, shall constitute full acceptance of the Assets in the same AS IS physical condition in which they are found at the Closing and shall extinguish any further obligations of Seller to Buyer in connection with the physical condition of the Assets or any part or component thereof. With the exception of the provisions of Section 4.5, no further warranties or representations, whether express or implied have been made by Seller as to the condition of the Assets. All expressed and implied warranties of quality, condition, merchantability and fitness are hereby waived and disclaimed.

                                   ARTICLE FOURTEEN
                        DESTRUCTION BY FIRE OR OTHER CASUALTY

Seller shall keep the Assets insured to the extent same are presently insured, against damage due to fire or other casualties between the date of this Agreement and the Closing. If, after the date of this Agreement but before the Closing, any of the substantial items of equipment, inventory or buildings and improvements is damaged by fire or other casualty, then Seller agrees to give Buyer prompt notice of the event causing the damage or destruction, together with a complete description of the item damaged. Notwithstanding the provisions of Section 7.6 herein, if such damage or destruction would reasonably be expected to have a cost of repair of more than $50,000, then Buyer shall have the option of either electing to terminate this Agreement or of going forward with the performance of the Agreement. Buyer shall exercise buyer's option by written notice to Seller within ten days (10) of receipt of Seller's notice of damage, or by Closing, whichever shall first occur. If Buyer does not so elect to terminate this Agreement, then the Closing shall take place as herein provided without an abatement of purchase price and there shall be assigned to Buyer at the Closing all interests of Seller in and to any insurance proceeds which shall be payable to Seller on account of the damage or destruction.

                                   ARTICLE FIFTEEN
                                    GOVERNING LAW

This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Kansas.

                                   ARTICLE SIXTEEN
                              AMENDMENT AND MODIFICATION

Buyer, Seller and Stockholder may amend, modify and supplement this Agreement in such manner as may be mutually agreed by them in writing.

                                  ARTICLE SEVENTEEN
                                       NOTICES

All notices, requests, demands and other communications hereunder shall be deemed to be duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid as follows:


    IF TO BUYER:

    Mr. Chris F. Hotze
    Maverick Restaurant Corporation
    302 N. Rock Road, Suite 200
    Wichita, KS  67206


    with copy to:

    Ms. Jacqueline K. Levings
    Attorney at Law
    250 N. Rock Road, Suite 250
    Wichita, KS  67206

    IF TO SELLER OR TO STOCKHOLDER:

    Alan Bundy
    8100 E. 22nd Street North
    Building 1900
    Wichita, KS  67226

or to such other address as any party may provide to the other in writing.

                                   ARTICLE EIGHTEEN
                                   ENTIRE AGREEMENT

This Agreement (including the exhibits, schedules and documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they are related in any way to the subject matter hereof.

                                   ARTICLE NINETEEN
                             SUCCESSORS AND COUNTERPARTS

This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and assigns and may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

                                    ARTICLE TWENTY
                                       HEADINGS

The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

                                  ARTICLE TWENTY-ONE
                                SCHEDULES AND EXHIBITS

All of the schedules and exhibits attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

                                  ARTICLE TWENTY-TWO
                                NEGOTIATED TRANSACTION

The provisions of this Agreement were negotiated by the parties hereto and said Agreement shall be deemed to have been drafted by all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


HOMESTEAD WEST, INC.

By: ________________________           By:  ______________________
    Alan Bundy                              Alan Bundy
    President


AMAGRIL, INC.                                   "Stockholder"

By: _______________________
    Alan Bundy
    President


         "Seller"

MAVERICK RESTAURANT CORPORATION

By: _______________________
    Chris F. Hotze
    President

         "Buyer"

                                EXHIBITS AND SCHEDULES
                                          TO
                               ASSET PURCHASE AGREEMENT


EXHIBITS
EXHIBIT A                                   Non-Competition Agreement
EXHIBIT B                                   Bill of Sale
EXHIBIT C                                   Opinion of Seller's Counsel
EXHIBIT D                                   Opinion by Buyer's Counsel
EXHIBIT E                                   Option to Purchase Agreement

SCHEDULES
Schedule 1.1(b)                             List of Furniture, Fixtures,
                                            Smallwares, Equipment and Signs
Schedule 1.1(c)                             List of Office Furniture and
                                            Supplies
Schedule 1.1(d)                             Legal Description of Real Estate
Schedule 1.1(g)                             List of Contracts, Leases and
                                            Licenses
Schedule 4.5                                List of Liens
Schedule 4.6(a)                             Noncancellable Contracts
Schedule 4.7                                Litigation
Schedule 4.8                                Insurance
Schedule 4.9                                Proprietary Rights
Schedule 4.11(e)                            Special Assessments

                                      EXHIBIT A
                               NONCOMPETITION AGREEMENT


THIS NONCOMPETITION AGREEMENT (the "Agreement") is made as of _______________, 1996, by and between MAVERICK RESTAURANT CORPORATION, a Kansas corporation ("Buyer") and ALAN BUNDY an individual ("Bundy").

WITNESSETH

WHEREAS, Buyer and Homestead West, Inc., a Kansas corporation, and Amagril, Inc., a Kansas corporation (collectively the Seller") are parties to an Asset Purchase Agreement dated June 14, 1996, ("Asset Purchase Agreement") in which Buyer will purchase certain assets owned by Seller; and

WHEREAS, Bundy is presently the president and the majority stockholder of Seller; and

WHEREAS, a condition precedent to the closing of the Asset Purchase Agreement is the execution by Buyer and Bundy of an agreement restricting Bundy from engaging in certain activities which would be detrimental to Buyer.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. CONFIDENTIALITY. Bundy acknowledges that during the course of his employment by Seller, Buyer was given access to Confidential Information and Trade Secrets of Seller. As used in this Section 1, "Confidential Information and Trade Secrets" means all trade practices, plans, price lists, supplier lists, recipes, customer lists, marketing plans, financial information, and all other compilations of information which relate to the business of Seller. At all times after the date of this Agreement, except with the Buyer's express prior written consent, Bundy shall not directly or indirectly, communicate, disclose or divulge to any Person (as defined in Section 3 hereof), or use for his benefit or the benefit of any person, in any manner any Confidential Information and Trade Secrets of Seller acquired before or during his employment with Seller or Buyer, or concerning the conduct of the business of Buyer.

2. NONCOMPETITION. During Bundy's employment with Buyer and for a period of three (3) years commencing on the date of termination of such employment, Seller shall not, except with Buyer's express prior written consent or in the proper course of his employment with Buyer, directly or indirectly, in any capacity, for the benefit of any Person, in an area with a radius of fifty (50) miles from any restaurant then operated or contemplated by Buyer, establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in connection with the operation of a restaurant similar to those then operated by Buyer. Notwithstanding anything to the contrary contained herein, ownership of less than five percent (5%) of any class of securities of any publicly held Person shall not constitute a violation of this Section 2.

3. DEFINITION OF "PERSON". For purposes of this Agreement, the term "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government (or any branch, subsidiary or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

4. RELIANCE. Bundy acknowledges that his compliance with the terms of this Agreement is an essential part of the transaction contemplated by the Asset Purchase Agreement. The parties agree that if any provision of this Agreement or its application is construed to be invalid or unenforceable, then the other portions hereof shall not be affected thereby and shall be enforceable. If any provision hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor so as to be enforceable to the maximum extent compatible with the applicable law, and such provision shall then be enforceable in its reduced or limited form.

5. EQUITABLE RELIEF AND OTHER REMEDIES. Bundy does hereby acknowledge and agree that Buyer's remedy at law for any breach of the provisions of this Agreement shall be inadequate, and that Buyer, its successors and assigns shall be entitled to injunctive or other equitable relief in addition to any other remedy it may have for a breach of such provisions. If a final judicial determination is made that any provision of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against Bundy, Bundy and Buyer agree that such provision shall be void only to the extent that such judicial determination finds such provision to be unreasonable or otherwise unenforceable.

6. CONDITION PRECEDENT. This Agreement shall be effective as of the closing of the Asset Purchase Agreement and the closing of the Asset Purchase Agreement shall be a condition precedent to the obligations of the parties hereunder.

7.   MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter.

     (b) AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

     (c) WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     (d) DESCRIPTIVE HEADINGS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     (f) NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or two (2) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

          If to Bundy:             Alan Bundy
                                   8100 E. 22nd Street North
                                   Building 1900
                                   Wichita, KS  67226


          If to Buyer:             Maverick Restaurant Corporation
                                   302 N. Rock Road
                                   Suite 200
                                   Wichita, KS  67206


          With a copy to:          Ms. Jacqueline K. Levings
                                   Attorney at Law
                                   250 N. Rock Road, Suite 250
                                   Wichita, KS  67206

          or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     (h) APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Kansas without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the State of Kansas.

     (i) CONSENT TO JURISDICTION. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Sedgwick County, Kansas in any and all actions between and among any of the parties hereto, whether arising hereunder or otherwise.

     (j) ATTORNEYS' FEES. If any legal action is brought for the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover upon final judgment on the merits reasonable attorneys' fees (including attorneys' fees for any appeal) incurred in bringing such action.

IN WITNESS WHEREOF, the parties hereto have placed their hands as of the day and year first above written.

                              MAVERICK RESTAURANT CORPORATION


                              By:  ______________________________
                                   Chris F. Hotze
                                   President

                                        "Buyer"


                              ___________________________________
                              ALAN BUNDY
                                        "Bundy"

                                      EXHIBIT B
                                     BILL OF SALE



KNOW ALL MEN BY THESE PRESENTS:

That in consideration of the sum of One Million Five Hundred Thousand Dollars ($1,500,000) and the transfer of one million (1,000,000) shares of Maverick Restaurant Corporation, $0.01 par value common stock, the receipt of which is hereby acknowledged, Homestead West, Inc. and Amagril, Inc. do hereby grant, sell, transfer and deliver to Maverick Restaurant Corporation, free and clear of all liens and encumbrances, all equipment, fixtures, smallwares, signs and inventory, used in the operation of the "Amarillo Grill" restaurants located at the following addresses:

     5730 E. Central               1410 E. 11th Street
     Wichita, KS                   Hutchinson, KS

     600 S. Holland                6800 W. 95th Street
     Wichita, KS                   Overland Park, KS

IN WITNESS WHEREOF, Homestead West, Inc. and Amagril, Inc. have executed this Bill of Sale on the ____ day of _____________, 1996.


                              HOMESTEAD WEST, INC.

                              By: ________________________________
                                  Alan Bundy, President


                              AMAGRIL, INC.

                              By: ________________________________
                                  Alan Bundy, President

                                      EXHIBIT C

(DATE)



Maverick Restaurant Corporation
302 N. Rock Road, Suite 200
Wichita, KS  67206


Gentlemen:

This opinion is being submitted to you in connection with the execution and delivery of an Asset Purchase Agreement (hereinafter, the "Agreement") dated _______________, 1996 for reference purposes, between Maverick Restaurant Corporation ("Buyer"), Homestead West, Inc. and Amagril, Inc. (collectively the "Seller") and Alan Bundy ("Stockholder").

In the undersigned's function as counsel to Seller, I have examined records, certificates, and other documents certified or otherwise authenticated to my satisfaction, made inquiries of Seller, and conducted such other examinations as I deemed appropriate for the opinions expressed in this letter. In connection with the opinions set forth herein, I have assumed the genuineness of all signatures on documents examined by me and the conformity to originals of all copies supplied to me.

Based upon the foregoing, I am of the opinion that:

1. Seller consists of two corporations duly organized, validly existing, and in good standing under the laws of the State of Kansas. Seller has all requisite power and authority to own or lease its properties and to carry on its businesses as they are presently being operated and in the places where such properties are owned or leased and such businesses are conducted. Seller is (i) authorized and qualified to do and transact business and is in good standing, and (ii) entitled to use its name and assumed names, in all jurisdictions where the nature of the properties owned or leased by it or the nature of the businesses conducted by it makes such authorization and entitlement necessary under applicable law.

2. There are no dissolution, liquidation, winding-up, bankruptcy, insolvency, reorganization, receivership, or any similar proceedings under consideration by or pending or threatened against Seller.

3. The execution, delivery, and performance of the Agreement by Seller and the other agreements referred to in it or contemplated by it (the "Other Agreements"), are in compliance with the terms and conditions of the Agreement and the Other Agreements, and consummation of the transactions contemplated by the Agreement and the Other Agreements do not and will not:
     (i) conflict with or violate the articles of incorporation or bylaws of Seller; (ii) conflict with, violate the provisions of, constitute a default (or an event that with notice, lapse of time, or both, would become a default), result in the creation of a lien or encumbrance on any of the Assets, or create any rights of termination, cancellation, or acceleration in any person under any contract, mortgage, indenture, agreement, note, or other instrument or agreement to which Seller is a party or by which Seller or any of its properties is bound or affected, (iii) result in the loss or adverse modification of any material license, franchise, permit or other authorization granted to or otherwise held by Seller, (iv) conflict with, violate, or require a filing or waiting period under any law applicable to Seller, or (v) require the consent or approval of any governmental authority.

4. Seller has full right, capacity, power, and authority to execute and deliver the Agreement, to execute and deliver all of the Other Agreements to which it is a party, to perform its obligations under the Agreement and the Other Agreements, and to consummate the transactions contemplated by the Agreement and all of the Other Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action by Seller and no further action or approval is necessary in order to permit Seller to consummate the transactions contemplated by the Agreement and the Other Agreements. The Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution, and delivery by Buyer, constitutes the legal, valid, and binding obligation of each of them enforceable in accordance with its terms and conditions, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting creditors' rights generally ("Debtor Relief Laws") or by general principles of equity. The Other Agreements, as appropriate, will have been duly executed and delivered by Seller on or before the Closing and, when duly executed and delivered, will constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by Debtor Relief Laws or general principles of equity.

5. Nothing has come to my attention which would indicate, and I have not been advised, that the representations and warranties of Seller set forth in the Agreement or the Other Agreements contain any untrue statement of a material fact or omit any material fact necessary to make the statements made not misleading.

Sincerely,





Counsel For Seller

JKL/jm

                                      EXHIBIT D




June 17, 1996



Homestead West, Inc.
Amagrill, Inc.
8100 E. 22nd Street North
Building 1900
Wichita, KS  67226

Ladies and Gentlemen:

I have acted as counsel to Maverick Restaurant Corporation, a Kansas corporation (hereinafter referred to as "Buyer"), in connection with the Asset Purchase Agreement dated as of June 14, 1996 (the "Asset Purchase Agreement") between Buyer, Homestead West, Inc. and Amagril, Inc. (hereinafter referred to collectively as "Seller") and Alan Bundy (hereinafter "Bundy"). This opinion is furnished to you pursuant to Section 8.5 of the Asset Purchase Agreement. All capitalized terms used but not defined herein shall have the meaning set forth in the Asset Purchase Agreement unless the context otherwise requires.

In connection with this opinion, I have reviewed the Asset Purchase Agreement, the Bills of Sale, and the other documents and instruments executed and/or filed pursuant to any of the foregoing (collectively the "Transaction Documents"). I have also reviewed such corporate documents and records of the Buyer and certificates of public officials as I have deemed necessary or appropriate for purposes of this opinion. As to various issues of fact, I have relied upon the factual portions of representations and warranties of the Buyer contained in the Asset Purchase Agreement and upon statements and certificates of officers of the Buyer. I have assumed regarding documents executed by parties other than the Buyer that such documents are valid, binding and enforceable against such parties. I have also assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. For purposes of the opinions on the good standing of the Buyer, I have relied upon good standing certificates of recent date.

I am qualified to practice law only in the State of Kansas and I am not an expert in and express no opinion herein as to the laws or jurisdictions other than those of the State of Kansas or the United States.

Subject to and based on the foregoing, and such other matters as I have deemed relevant, I am of the opinion that:

1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has the corporate power and authority to own its properties and carry on its business as presently conducted.

2. Each of the Transaction Documents executed by the Buyer has been duly executed and delivered by the Buyer.

3. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby (i) have been authorized by all required or necessary corporate and other proceedings or actions, and (ii) do not contravene any existing provisions of applicable law or the articles of incorporation or bylaws of the Buyer.

4. To the best of my knowledge, the execution, delivery and performance of the Transaction Documents and the Transactions contemplated thereby do not constitute a default under, or an event which with the lapse of time or the giving of notice, or both, would constitute a default under any agreement, understanding, instrument, trust, restriction, judgment, order, decree, permit, license or undertaking binding upon or applicable to any of the Assets or the Buyer.

5. The execution, delivery and performance of the Transaction Documents by the Buyer and the enforceability of the Transaction Documents against it does not require any approval or consent of, or filing or registration with, any court or governmental authority or any other person, other than approvals, consents, filings and registrations that have already been obtained by the Buyer.

6. The Transaction Documents, as executed and delivered, are the valid and binding obligations of the Buyer, enforceable in accordance with their terms. The opinions expressed herein are qualified to the extent that the enforceability of any of such agreements is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar federal and state laws affecting the rights and remedies of creditors generally and
     (ii) general principles of equity limiting the availability of equitable remedies (including but not limited to the remedy of specific performance), whether considered in a proceeding at law or in equity.

The opinions expressed herein are for the sole benefit of the addressee hereof, and this letter may not be delivered or quoted to or relied upon by any other person or entity without or written consent.

Sincerely,



Jacqueline K. Levings

JKL/jm

                                      EXHIBIT E
                             OPTION TO PURCHASE AGREEMENT


THIS OPTION TO PURCHASE AGREEMENT (the "Agreement") is made as of
_______________, 1996, by and between MAVERICK RESTAURANT CORPORATION, a Kansas corporation ("Buyer") and ALAN BUNDY an individual ("Bundy").

WITNESSETH

WHEREAS, Buyer and Homestead West, Inc., a Kansas corporation, and Amagril, Inc., a Kansas corporation (collectively the Seller") are parties to an Asset Purchase Agreement dated June 14, 1996, ("Asset Purchase Agreement") in which Buyer will purchase certain assets owned by Seller; and

WHEREAS, Bundy is presently the president and the majority stockholder of Seller; and

WHEREAS, a condition precedent to the closing of the Asset Purchase Agreement is the execution by Buyer and Bundy of an agreement granting an option to Bundy to repurchase the assets transferred to Buyer (the "Option").

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. OPTION TO PURCHASE. Buyer does hereby grant to Bundy the option to purchase the assets transferred pursuant to the Assets Purchase Agreement (the "Assets") on the terms and conditions contained herein.

2. EXERCISE PERIOD. The Option shall be exercisable for a ninety (90) day period commencing with the fourth anniversary date of this Agreement and ending ninety (90) days thereafter.

3. PRICE. The purchase price for the Assets shall be equal to the purchase price paid by Seller for the Assets pursuant to the Asset Purchase Agreement plus all amounts expended by Buyer for capital improvements to the Assets during the previous four (4) year period. For purposes of this calculation, the value of the stock transferred to Seller pursuant to the Asset Purchase Agreement shall be equal to the amount recorded on the books of Buyer for the purchase of the Assets.

4. EXERCISE OF OPTION. In the event Bundy exercises the Option, Bundy shall notify Buyer of such prior to the expiration of the period. Payment to Buyer of the purchase price and transfer of the Assets from Buyer to Bundy shall occur by the closing of business on the twentieth (20th) day following receipt of notice by Buyer of the exercise of the Option. If transfer of the Assets does not occur within such twenty
     (20) day period due to the actions of Bundy, the Option shall immediately terminate.

5. CONDITION PRECEDENT. This Agreement shall be effective as of the closing of the Asset Purchase Agreement and the closing of the Asset Purchase Agreement shall be a condition precedent to the obligations of the parties hereunder.

6.   MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter.

     (b) AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

     (c) WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     (d) DESCRIPTIVE HEADINGS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     (f) NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or two (2) days after deposited in the

United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

          If to Bundy:             Alan Bundy
                                   8100 E. 22nd Street North
                                   Building 1900
                                   Wichita, KS  67226


          If to Buyer:             Maverick Restaurant Corporation
                                   302 N. Rock Road
                                   Suite 200
                                   Wichita, KS  67206


          With a copy to:          Ms. Jacqueline K. Levings
                                   Attorney at Law
                                   250 N. Rock Road, Suite 250
                                   Wichita, KS  67206

          or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     (h) APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Kansas without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the State of Kansas.

     (i) CONSENT TO JURISDICTION. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Sedgwick County, Kansas in any and all actions between and among any of the parties hereto, whether arising hereunder or otherwise.

     (j) ATTORNEYS' FEES. If any legal action is brought for the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover upon final judgment on the merits reasonable attorneys' fees (including attorneys' fees for any appeal) incurred in bringing such action.

IN WITNESS WHEREOF, the parties hereto have placed their hands as of the day and year first above written.

                              MAVERICK RESTAURANT CORPORATION


                              By:  ______________________________
                                   Chris F. Hotze
                                   President

                                        "Buyer"


                              ___________________________________
                              ALAN BUNDY
                                        "Bundy"